                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 24, 1998 appearing on page 24 of Integrated Orthopaedics, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Houston, Texas
April 13, 1998